UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2022

LIVE OAK BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-37497	26-4596286

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1741 Tiburon Drive, Wilmington, NC		28403

(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (910) 790-5867

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, no par value per share	LOB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)As previously disclosed, Canapi Advisors, LLC, a wholly owned subsidiary of Live Oak Bancshares, Inc. (the “Company”), provides investment advisory services to a series of funds focused on providing venture capital to new and emerging financial technology companies.  On August 23, 2022, Canapi Ventures SBIC Fund II, L.P. (“Canapi SBIC Fund II”) completed its initial closing. Canapi SBIC Fund II has applied for a license to operate as a small business investment company under the SBIC Act.  The Company and select employees are eligible to receive a share of the profits of Canapi SBIC Fund II, which profit share is commonly known as carried interest.   Canapi SBIC Fund II will distribute the portion of the carried interest allocable to the Company and select employees to a Delaware limited liability company formed by the Company (the “Special Limited Partner”), and the Special Limited Partner will then distribute that carried interest to its members.  The share of carried interest a member of the Special Limited Partner is entitled to receive is expressed in terms of “profit sharing points.”   On September 6, 2022, Mr. Underwood was granted 3.25 profit sharing points with respect to Canapi SBIC Fund II.

Mr. Underwood’s profit sharing points are subject to vesting. The profit sharing points vest according to a graded vesting schedule, with 33% vested on the date of grant and a portion of the remainder vesting on each anniversary of the initial date of closing until 100% of the profit sharing points will be vested on the seventh anniversary of the initial date of closing, subject to Mr. Underwood’s continued employment with the Company and other terms and conditions.  In addition, the profit sharing points will become fully vested if (i) the Company ceases to control Canapi Advisors, LLC or (ii) the Company has a “change of control” (as defined in the operating agreement of the Special Limited Partner).  To the extent any carried interest proceeds in respect of Canapi SBIC Fund II are distributed to Mr. Underwood, such carried interest proceeds will be fully vested on the date of distribution.

Distributions of carried interest to Mr. Underwood and to the Company and other individuals who participate in the carried interest depend on the distribution of profits by Canapi SBIC Fund II.  Such distributions can be made in cash or in kind in the securities of the companies in which Canapi SBIC Fund II has invested.   Generally, however, it is expected that carried interest distributions, if any, will be made to Mr. Underwood following the actual monetization of investments by Canapi SBIC Fund II.  Even after profits are generated, Canapi SBIC Fund II may elect to reinvest those profits and not distribute them.  In addition, the managing member of the Special Limited Partner may, in its discretion, hold back a portion of such carried interest to secure any future “clawback” obligation related to Canapi SBIC Fund II.  To the extent a “clawback” obligation is triggered in a given year, carried interest previously distributed to Mr. Underwood will have to be returned to Canapi SBIC Fund II regardless of his vesting status, thereby reducing his overall compensation for such year.

Important Note Regarding Forward-Looking Statements.

Statements in this report that express the Company’s plans or expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations.  These forward-looking statements are not guarantees of future events or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual events may differ materially from those presented, either expressed or implied, in this report. Except as required by law, the Company specifically disclaims any obligation to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIVE OAK BANCSHARES, INC.

Date: September 9, 2022	By:	/s/ Gregory W. Seward
Gregory W. Seward
General Counsel

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